LEASE TO
ENVIROPLASTICS CORPORATION

TABLE OF CONTENTS

      Page No.

ARTICLE 1   REFERENCE DATA AND DEFINITIONS:

1.01  Terms and Titles Referred To  1
1.02  General Provisions      3
1.03  Definitions 3

ARTICLE 2   PREMISES

2.01  Premises    7

ARTICLE 3   TERM

3.01  Term Commencement 7
3.02  Termination 7
3.03  Estoppel Certificate    7
3.04  Option to Extend  7

ARTICLE 4   RENT

4.01  Basic Rent  8
4.02  Adjustment of Basic Rent      8

ARTICLE 5   USE OF PREMISES

5.01  Use Restricted    8

ARTICLE 6   OPERATING EXPENSES; TAXES

6.01  Operating Expenses and Taxes  8
6.02  Monthly Payments of Additional Rent 9
6.03  Annual Statements 9
6.04  Accounting Periods      9
6.05  Abatement of Taxes      10

TABLE OF CONTENTS
(continued)

      Page No.

ARTICLE 7   IMPROVEMENTS, ALTERATIONS AND ADDITIONS
7.01  Preparation of the Premises   10
7.02  Time for Completion     10
7.03  Tenant's Access to the Premises     10
7.04  Alterations and Additions     11

ARTICLE 8   BUILDING SERVICES

8.01  Basic Services    12
8.02  Additional Services     12
8.03  Limitations on Landlord's Liability 12
8.04  Utilities, etc    12

ARTICLE 9   TENANT'S COVENANTS

9.01  Pay Rent    12
9.02  Occupancy of the Premises     12
9.03  Safety      13
9.04  Equipment   13
9.05  Pay Taxes   13
9.06  Maintenance 13
9.07  Redelivery  13

ARTICLE 10  COMPLIANCE WITH REQUIREMENTS

10.01 Legal Requirements      14
10.02 Contests    14
10.03 Environmental Legal Requirements    14

ARTICLE 11  COVENANT AGAINST LIENS

11.01 No Liens    14
11.02 Discharge   15

ARTICLE 12  ACCESS TO PREMISES

12.01 Access      15

ARTICLE 13  ASSIGNMENT AND SUBLETTING: OCCUPANCY ARRANGEMENTS

13.01 Assignment and Subletting     15
13.02 Procedure   16

TABLE OF CONTENTS
(continued)

      Page No.

ARTICLE 14  INDEMNITY

14.01 Tenant's Indemnity      16
14.02 Cla~ims by Landlord     17
14.03 Landlord's Liability    17

ARTICLE 15  INSURANCE

15.01 Tenant~s Insurance      18
15.02 General Insurance Provisions  18
15.03 Landlord~s Insurance    19

ARTICLE 16  WAIVER OF SUBROGATION

16.01 Waiver of Subrogation   20
16.02 Waiver of Rights  20

ARTICLE 17  DAMAGE OR DESTRUCTION

17.01 Substantial Damage      20
17.02 Restoration 20

ARTICLE 18  EMINENT DOMAIN

18.01 Total Taking      21
18.02 Partial Taking    21
18.03 Awards and Proceeds     21

ARTICLE 19  QUIET ENJOYMENT

19.01 Landlord's Covenant     22
19.02 Subordination     22
19.03 Notice to Mortgagee     22
19.04 Other Provisions Regarding Mortgagees     23

ARTICLE 20  DEFAULTS; EVENTS OF DEFAULT

20.01 Defaults    23
20.02 Tenant's Best Efforts   24
20.03 Elimination of Default  24

ARTICLE 21  LANDLORD'S REMEDIES; DAMAGES ON DEFAULT

21.01 Landlord's Remedies     24
21.02 Possession  24
21.03 Right to Relet    25

TABLE OF CONTENTS
(continued)

      Page No.

21.04 Survival of Covenants, Etc    25
21.05 Right to Equitable Relief     26
21.06 Right to Self Help; Interest on Overdue Rent    26

ARTICLE 22  NOTICES

22.01 Notices and Communications    26

ARTICLE 23  WAIVERS

23.01 No Waivers  27

ARTICLE 24  SECURITY DEPOSIT

24.01 Security Deposit  27

ARTICLE 25  GENERAL PROVISIONS

25.01 Unavoidable Delays      28
25.02 Estoppel Certificates   28
25.03 Time of the Essence     28
25.04 Holding Over      28
25.05 Governing Law     28
25.06 Partial Invalidity      28
25.07 Notice of Lease   28
25.08 Interpretation    29
25.09 Consents    29
25.10 Entire Agreement; Changes     29
25.11 Binding Effect    29
25.12 Table of Contents 30

EXHIBIT A DESCRIPTION OF THE LAND AND PERMITTED
EXCEPTIONS OF RECORD
EXHIBIT B LANDLORD'S WORK AND TENANT IMPROVEMENTS
EXHIBIT C RENT RIDER
EXHIBIT D RIDER AND ADDENDUM



CONSOLIDATED REALTY TRUST

LEASE TO

ENVIROPLASTICS CORPORATION

THIS LEASE is made in Auburn, Massachusetts effective on the Date of Lease stated in Article 1 between the Landlord and the Tenant named in Article 1.

In consideration of the Rent payable by Tenant and of the agreements to be performed and observed by Tenant, Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions and for the term stated below:

ARTICLE 1

Reference Data and Definitions

Section 1.01 - Terms and Titles Referred To. Each reference in this lease to any of the following terms and titles incorporates the data stated for that term or title in this Section 1.01:

DATE OF LEASE: April 17, 1991

LANDLORD: John L. O'Shaughnessy and Ronald I. Fields, Trustees of CONSOLIDATED REALTY TRUST, under Declaration of Trust dated August 22, 1990, recorded with the Norcester District Registry of Deeds in Book 13026, Page 19, their successors and assigns.

LANDLORD'S ADDRESS:     P.O. Box C
Auburn, Massachusetts 01501

TENANT: ENVIROPLASTICS CORPORATION, a Massachusetts corporation

TENANT'S ADDRESS: After the Term Commencement Date, Tenant's address will be the Premises; before the Term Commencement Date, Tenant s address will be:

            22 James Road
            Sterling, Massachusetts 01564

TERM COMMENCEMENT DATE: July 1, 1991, or as defined in Section 1.03, if different.

STATED EXPIRATION DATE: June 30, 1996, or as defined in Section 1.03, if different.



LAND: The parcel of land on the southeasterly side of St. Mark Street in Auburn, Worcester County, Massachusetts, described in Exhibit A and shown on the plan recorded with the Worcester District Registry of Deeds in Plan Book 314, Plan 71, containing a total area of 94,167 square feet, more or less, according to said plan, plus or minus any additions or deletions resulting from the change of any abutting street line, and the parcel of land containing apprsoximately 30 acres leased by Landlord from Crucible Materials Corporation under lease dated November 15, 1989, which parcel is designated as "Leased Property" on the lease plan attached as Exhibit A-1.

PREMISES: The Land and all structures and improvements on the Land, including the Building.

RENTABLE AREA OF TEE BUILDING: 33,494 square feet

LEASE TERM: Five (5) Lease Years

EXTENDED TERM: One term of five (5) Lease Years

BASIC RENT: $ 4.50 per square foot of Rentable Area of the Building during the first Lease Year.

      $150,723.00 per Lease Year during the first Lease Year.

      $ 12,560.25 per month during the first Lease Year.

ESTIMATED OPERATING EXPENSES: $11,500 for the calendar year in which the Lease Term begins.

ESTIMATED TAXES: $25,307 for the calendar year in which the Lease Term begins.

INITIAL MONTHLY PAYMENT: $3,067.25

SECURITY DEPOSIT: See Rider and Addendum

GUARANTORS: Henry P. Lisciotti, Jr.
      Bruce A. Fortin
      Thomas Whitcomb
      Franco Previd


PERMITTED USE: Manufacture of plastic resins from post-consumer waste and accessory general office and warehousing.



Section 1.02 - General Provisions. For all purposes of this Lease, unless the context otherwise requires:

(a) A pronoun in one gender includes and applies to the other genders as well.

(b) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the word or term defined.

(c) Any reference to a document defined in Section 1.03 of this Lease is to the document as originally executed, or, if amended or supplemented as provided in this Lease, to the document as amended or supplemented and in effect at the relevant time of reference.

(d) All accounting terms not otherwise defined in this Lease have the meanings assigned to them under generally accepted accounting principles.

(e) All references in Section 1.01 are subject to the specific definitions (if any) in Section 1.03.

Section 1.03 - Definitions. Each underlined word or term in this Section 1.03 has the meaning stated immediately after it.

Additional Rent. All Taxes, Operating Expenses, costs, expenses and other charges (other than Basic Rent) due from Tenant to Landlord or incurred by Landlord as the result of a Default.

Additional Services. Services provided to Tenant or in respect of the Premises which are not Basic Services.

Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities under Legal Requirements which are or may be required for the occupancy of the Premises and the conduct of a Permitted Use on the Premises.

Basic Services. The Landlord's services described in Section 8.01.

Building. The building on or to be constructed or under construction on the Land.

Business Day. A day which is not a Saturday, Sunday or other day on which banks in Worcester, Massachusetts, are authorized or required by law or executive order to remain closed.

Default. Any event or condition specified in Article 20 so long as any applicab'e requirements for the giving of notice or lapse of time or both have not been fulfilled.


Event of Default. Any event or condition specified in Article 20 if all applicable requirements for the giving of notice or lapse of time or both have been fulfilled.

Governmental Authority. United States of America, Commonwealth of
Massachusetts, Town of Auburn, County of Worcester, and any political subdivision, agency, department, commission, boa~d, bureau or instrumentality of any of them.

Hazardous Substances. "Oil", "hazardous materials", hazardous wastes and "hazardous substances" as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, Massachusetts General Laws, Chapters 21C and 21E, as amended, and the regulations from time to time adopted under those laws.

Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to the Premises; all requirements of the issuer of any such policy; and all orders, rules, regulations and other requirements of the National Fire Protection Association (or any other body exercising similar functions) applicable to any condition, operation, use or occupancy of all or any part of the Premises.

Landlord's Work. The work described in the Exhibit B to be done by Landlord with respect to the Premises.

Lease. This document, all exhibits and riders attached and referred to in this document and all amendments to this document, the exhibits and riders.

Lease Term. The period stated in Section 1.01 beginning on the Term Commencement Date. The Lease Term includes the period of any extension exercised by Tenant as provided in this Lease.

Lease Termination Date. The earliest to occur of (a) the Stated Expiration Date, (b) the termination of this Lease by Landlord as the result of an Event of Default or (c) the termination of this Lease under Article 17 t Damage or Destruction) or Article 18 (Eminent Domain).

Lease Year. Each twelve consecutive calendar month period ending on the day before an anniversary of (i) the Term Commencement Date, or (ii) the first day of the next succeeding calendar month if the Term Commencement Date occurs other than on the first day of a month; provided that (a) the first Lease Year includes the partial month, if any, between the Term Commencement Date and the first day of the next calendar month and (b) the last Lease Year will end on the Lease Termination Date.

Legal Requirements. (a) All statutes, codes, ordinances (and rules and regulations under them) and all executive, judicial and administrative orders, judgments, decrees and injunctions of or by any Governmental Authority which are applicable to any condition or use of all or any part of the Premises and
(b) the provisionS of all Authorizations.

Occupancy Arrangement. With respect to all or any part of the Premises or this Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, a tenancy at will, a tenancy at sufferance or any other arrangement (including but not limited to a license or concession) under which a Person occupies the Premises for any purpose.

Operatinq Expenses. All expenses of every kind which Landlord pays or becomes obligated to pay in connection with the operation, management, repair, cleaning and maintenance of the Land and the Building, including, but not limited to the cost of (i) supplies and materials, electricity and lighting,
(ii) water, heat, air conditioning, and ventilating for the Building, (iii) maintenance, janitorial and service agreements, (iv) snow removal and maintenance of parking and landscaped areas, (v) insurance, including the cost of casualty and liability insurance applicable to the Building, (vi) repairs and general maintenance, excluding repairs for which Landlord is responsible under Basic Services and (vii) pursuing an application for an abatement of Taxes to the extent not deducted from the abatement, if any, received.

Operating expenses do not include (i) costs of maintenance and repairs included in Basic Services; (ii) Taxes, any sales tax, gross receipt tax or similar tax based on Rent, and any income, profits or similar tax imposed on Landlord; (iii) expenditures for capital improvements to the Building; (iv) expenditures for correcting construction defects in the Building; (v) cost of any curative action required to remedy damage caused by or resulting from the negligence or willful act of Landlord, its agents, servants or employees; and
(vi) costs of any type relating to the development or leasing of the Building.

Permitted Exceptions. Any liens or encumbrances on the Premises of the following character:

(a) Present and future zoning laws, ordinances, resolutions and regulations of the Town of Auburn

(b) The lien of any Taxes assessed but not yet due and payable;

(c) Mortgages of record; and

(d) All declarations, covenants, conditions, restrictions, reservations, rights, rights-of-way, easements and other matters of record or apparent affecting the Land or the use of the Land listed in Exhibit A.

Person. An individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a Governmental Authority.

Rent. Basic Rent and all Additional Rent.


Rentable Area of the Building. The number of square feet in the Building stated in Section 1.01, irrespective of whether the number should be more or less as a result of minor variations resulting from actual construction of the Building.

Stated Expiration Date. The later to occur of (i) date as stated in Section 1.01, or (ii) last day of the final Lease Year of the Lease Term.

Taking. The taking or condemnation of title to all or any part of the Premises or of possession or use of all or any part of the Premises by a Governmental Authority for any public use or purpose, or any proceeding or negotiations which might result in such a taking, or any sale or lease in lieu of such a taking.

Taxes. All (i) taxes (or payments in lieu of taxes), special or general assessments, water and sewer charges, and other charges of every nature imposed by Governmental Authorities which are assessed, become due or become liens upon or with respect to the Land, the Building, equipment owned by Landlord on the Land or in the Building, or this Lease under all p~esent or future Legal Requirements, and (ii) taxes based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes described above) computed as if the Land and ~he Building were the only property of Landlord subject to such tax. Taxes do not include (a) inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent they are in substitution for Taxes now imposed on the Premises or this Lease, or (b) assessments for streets, water or sewer installations or other municipal improvements made in connection with the initial development of the Building.

Term Commencement Date. The earlier to occur of (a) the date specified in
Section 1.01, or (b)-the date on which Tenant first occupies the Building for the Permitted Use.

Total Takinq. A Taking of: (a) the fee interest in all or substantially all of the Land or the Building or (b) such title to or easement in, over, under or such rights to occupy and use any part of the Land or the Building to the exclusion of Tenant as, in the good faith judgment of Landlord, unreasonably restricts access to the Building by vehicle or renders the portion of the Building remaining after such Taking (even if restoration were made) unsuitable or uneconomical for the continued use and occupancy of the Building for the Permitted Use.

Unavoidable Delays. Acts of God, strikes, lock outs, labor troubles, inability to procure materials, failure of power, riots and insurrection, acts of the public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or default of the other party to this Lease or any other reason (except lack of money) beyond the control of any party to this Lease.

ARTICLE 2

Premises

Section 2.01 Premises.* Landlord hereby leases the Premises to Tenant, and Tenant hereby takes the Premises from Landlord, subject to the provisions of this Lease and the Permitted Exceptions. The Premises are demised together with all rights appurtenant to the Land.

ARTICLE 3

Term

Section 3.01 - Term Commencement. The Lease Term will begin on the Term Commencement Date.

Section 3.02 - Termination. The Lease Term will end on the Lease Termination
Date.


Section 3.03 - Estoppel Certificate. If either the Term Commencement Date or the Stated Expiration-Date occurs on a date other than as stated in Section 1.01, Landlord and Tenant agree to execute a certificate in the form of the estoppel certificate referred to in Section 25.02 or such other form as either may request, establishing the Term Commencement Date and the Stated Expiration Date.

Section 3.04 - Option to Extend. Tenant has the option to extend the original Lease Term for the additional period or periods, if any, indicated in Section
1.01 as the Extended Term by giving Landlord notice of its exercise at least six (6) months before the expiration of the original Lease Term. If no Event of Default exists when the notice is given and does not occur during the remainder of the original Lease Term, this Lease, without the

~See Rider and Addendum


necessity of any further writing, will be extended and the Premises considered to have been leased by Landlord to Tenant for an additional period equal to the Extended Term beginning immediately after the expiration of the original Lease Term upon the same terms except that (a) the Basic Rent will be an amount determined as provided in the Rent Rider attached as Exhibit C, and (b) this option to extend will not apply during the Lease Term as extended.


ARTICLE 4

Rent

Section 4.01 - Basic Rent. Tenant agrees to pay Landlord the Basic Rent as annual rent for the Premises for each lease Year without offset or deduction and without demand. Tenant agrees to pay Basic Rent in equal monthly installments in advance on the first day of each calendar month during the Lease Term, except that the first installment of Basic Rent, pro-rated for the partial month, if any, at the beginning of the Lease Term, will be paid on the Term Commencement Date.

Section 4.02 - Adjustment of Basic Rent. The Basic Rent for the first Lease Year will be as stated in Article 1.01. The Basic Rent for each succeeding Lease Year will be as stated in Exhibit C, the Rent Rider.

ARTICLE 5

Use of Premises

Section 5.01 - Use Restricted. The Premises may be used for the Permitted Use
and for no other purpose. No improvements may   be made on the Land or in or
to the Building except as provided in this Lease.


ARTICLE 6

Operating Expenses: Taxes

Section 6.01 - Operating Expenses and Taxes. Tenant agrees to pay Landlord, as Additional Rent, all Operating Expenses and Taxes paid or incurred by Landlord with respect to any period falling within the Lease Term. Tenant agrees to pay Operating Expenses and Taxes as provided in this Article 6, pro-rated for any partial calendar year falling within the Lease Term.


Section 6.02 - Monthly Payments of Additional Rent. Tenant agrees to pay to Landlord in advance for each calendar month of the Lease Term, as Additional Rent, Operating Expenses and Taxes in an amount equal to the sum of (a) 1/12th of Estimated Operating Expenses for the then current calendar year, plus 1/12th of Estimated Taxes for the then current calendar year. Tenant agrees to pay the amount payable under this Section 6.02 with Tenant s monthly payments of Basic Rent. The amounts paid will be credited by Landlord to Tenant's obligations under Section 6.01. For the balance of the first calendar year at the beginning of the Lease Term the amount payable by Tenant each month with respect to Estimated Operating Expenses and Estimated Taxes will be the Initial Monthly Payment stated in Section 1.01, which amount will be pro-rated for the partial month, if any, at the beginning of the Lease Term and paid beginning on the Term Commencement Date.

Section 6.03 - Annual Statements. Within sixty (60) days after the end of each calendar year, Landlord agrees to render to Tenant a statement, prepared in accordance with generally accepted accounting practices, showing in reasonable detail (i) for the calendar year just ended (if any) (a) the amount of Taxes and (b) the amount of Operating Expenses, and (ii) for the then current calendar year, the amount of Estimated Operating Expenses and Estimated Taxes determined by Landlord in the reasonable exercise of its judgment. Estimated Operating Expenses and Estimated Taxes for the calendar year in which the Lease Term begins are the sums set forth in Section 1.01. If the total amount paid by Tenant on account of Operating Expenses or Taxes or both in any calendar year exceeds the actual amount of Operating Expenses or Taxes for the the year, then the excess will be credited by Landlord against the monthly installments of Additional Rent next falling due or refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default). If the total amount of Operating Expenses or Taxes or both paid by Tenant in any calendar year is less than the actual amount of Operating Expenses or Taxes for the year, then Tenant agrees to pay the difference to Landlord within thirty (30) days after receipt by Tenant of Landlord's statement.

Section 6.04 - Accountinq Periods. Landlord may from time to time change the periods of accounting under this Lease to any annual period other than a calendar year. Upon any such change, all items referred to in this Article 6 will be appropriately apportioned. In all statements rendered under Section 6.03, amounts for periods partially within and partially outside of the accounting periods will be appropriately apportioned. Any items which are not determinable at the time of a statement will be included on the basis of Landlord s estimate. Promptl~y after determination, Landlord will render a supplemental statement in which appropriate adjustment will be made.


Section 6.05 - Abatement of Taxes. Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. If (i) an application is successful and (ii) Tenant has made any payment in respect of Taxes under this Article 6 for the period with respect to which the abatement was granted, Landlord agrees (a) to deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) within thirty (30) days after receipt of the abatement amount, to pay the amount of the abatement to Tenant (adjusted for any period for which Tenant had made a partial payment) with interest, if any, paid by the Governmental Authority on such abatement, and (c) retain the balance, if any.

ARTICLE 7

Improvements, Alterations and Additions

Section 7.01 - Preparation of the Premises. Landlord agrees to perform and to pay for Landlord's Work in connection with the preparation of the Premises for Tenant's use and occupancy. Landlord agrees to do Landlord~s Work in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Tenant is authorized to make those improvements to the Building designated as t'Tenant~s Improvements" on Exhibit B, provided the improvements are made in compliance with the provisions of Section 7.04.

Section 7.02 - Time for Completion. Landlord agrees to use due diligence in completing Landlord's Work in order to have the Premises ready for occupancy on or before the Term Commencement Date referred to in Section 1.01.

Section 7.03 - Tenant's Access to the Premises. Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, enter the Premises before the Term Commencement Date in order to (a) install its furniture, furnishings and equipment and (b) perform or inspect work necessary to make the Premises ready for Tenant's use and occupancy. If Landlord permits entry before the Term Commencement Date, the permission is conditioned upon (i) Tenant delivering to Landlord evidence of the insurance required under Section
15.01 and (ii) Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and contractors working for Landlord. If at any time Tenant's entry causes or threatens to cause disharmony or interfere with the orderly completion or operation of the Building, Landlord may withdraw the permission upon notice to Tenant. Any entry by Tenant will be deemed to be under all of the provisions of this Lease except the covenant to pay Rent. Except for negligence of Landlord and its employees, Landlord will not be liable for and Tenant agrees to assume the entire risk for any loss or damage which may occur to any of Tenant's work and installations made in the Premises or to property placed in the Premises before the Term Commencement Date.

Section 7.04 - Alterations and Additions. Tenant agrees not to make alterations or additions to the Premises except according to plans and specifications first approved by Landlord. Under any circumstances, tenant agrees not to make any alterations or additions which would (a) require unusual expense to readapt the Premises to normal use upon termination of this Lease or (b) increase the cost of insurance or Taxes. All alterations and additions will become part of the Premises except to the extent that Landlord specifies that they must be removed at Tenant~s expense on the Lease Termination Date as an express condition to Landlord's approval of their initial construction. All of Tenant's alterations and additions and the installation of furnishings will be performed in such manner as to maintain harmonious labor relations and not to damage the Premises and, except for installation of furnishings, will be performed by contractors or workmen first approved by Landlord. Except for work done by or through Landlord, Tenant, before its work is started, will: secure all necessary Authorizations; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; cause each contractor to carry (1) worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor~s employees,
(2) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000, and (3) property damage insurance with limits of not less than $300,000 (all such insurance to be written by companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance; and secure casualty insurance against loss or damage to Tenant 's~work pending completion and deliver evidence of such insurance to Landlord. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection with its work to attach to the Premises and immediately to discharge any such liens which may attach. All construction work done by Tenant, its agents, employees or independent contractors will be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord may inspect the work at any time and will promptly give notice to Tenant of any observed defects.


ARTICLE 8

Building Services


Section 8.01 - Basic Services. At its expense, Landlord agrees to furnish, or cause to be furnished, during the Lease Term as Basic Services maintenance and repair of the structural components, roof exterior and foundation of the Building, and the parking areas, sidewalks and access areas on the Land.

Section 8.02 - Additional Services. Landlord agrees to provide as Additional Services snow removal from parking areas and sidewalks on the Land and maintenance of landscaped areas of the Land, as necessary. The cost of Additional Services will be paid by Tenant as part of Operating Expenses.

Section 8.03 - Limitations on Landlord's Liability. Landlord will not be liable in damages nor in default under this Lease for any failure or delay in furnishing Basic Services or Additional Services when the failure or delay is caused by Unavoidable Delays. No failure or delay by Landlord in furnishing Basic Services or Additional Services caused by Unavoidable Delays may be claimed or pleaded as an eviction or disturbance of Tenant ts possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off or abatement of Rent or excuse Tenant from the performance of any of its obligations under this Lease.

Section 8.04 - Utilities etc.. Landlord has no obligation under this Lease to furnish any heat, water, gas, electricity, communications facilities or other utility or service to Tenant or the Premises. Tenant agrees to make its own arrangements for the provision of any utility or service to the Premises and to pay the full cost directly to the utility company or other provider.

ARTICLE 9

Tenant's Covenants

Section 9.01 - Pay Rent. Tenant agrees to pay when due all Rent and all charges for utility services rendered to the Premises not included in Rent and, as Additional Rent, all charges of Landlord for Additional Services.

Section 9.02 - Occupancy of the Premises. Tenant agrees to occupy the Premises continuously from the Term Commencement Date for the Permitted Use only. Tenant agrees that it will not (i) injure or deface the Premises, (ii) install any sign on any part of the Premises without the prior approval of Landlord,

(iii) permit in the Premises any inflammable fluids or chemicals not reasonably related to the Permitted Use, nor (iv) permit any nuisance or use of the Premises which is improper, offensive, contrary to any Legal Requirement or InsuranCe Requirement orliable to render necessary any alteration or addition to the Building.

Section 9.03 - Safety. Tenant agrees to keep the Premises equipped with aI1 safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant. Tenant agrees to procure all Authorizations required because of Tenant's use of the Premises and to do any work required under any Authorization because of such use, it being understood that the provisions of this Section may not be construed to broaden in any way the Permitted Use.

Section 9.04 - Equipment.* Tenant agrees not to place a load upon the floor of the Premises exceeding the live load for which the floor has been designed. Tenant agrees not to move any safe or other heavy equipment into, about or out of the Premises except in the manner and at the time authorized by Landlord in each instance. Tenant agrees to isolate and maintain all of Tenant's equipment which causes or may cause airborne or structure-borne vibration or noise, whether or not it may be transmitted to any other part of the Building, so as to eliminate such vibration or noise.

Section 9.05 - Pay Taxes. Tenant agrees to pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises irrespective of the Person to whom the Taxes may be assessed.

Section 9.06 - Maintenance. Tenant agrees, at all times during the term of this Lease, and at its own expense, (i) to maintain the Premises in good repair and condition (except for (a) ordinary wear and tear, (b) damage by fire or casualty, (c) repairs which Landlord is obligated to make as part of Basic Services and (d) any defect in material or workmanship performed by Landlord in connection with initial preparation of the Premises for Tenant's use and occupancy), (ii) to use all reasonable precautions to prevent waste, damage or injury to the Premises and (iii) to repair all damage to any part of the Premises caused by Tenant or any of Tenant ts agents, employees or invitees, to the extent that such damage is not covered by Landlord's insurance.

Section 9.07 - Redelivery.* On the Lease Termination Date, Tenant agrees to quit and surrender the Premises free of all tenants, occupants, liens, and encumbrances except (i) Permitted Exceptions in effect on the date of this Lease and (ii) encumbrances, restrictions or reservations caused by or consented to by Landlord. Tenant agrees, subject to the provisions of Articles 17 and 18, to surrender the Premises to Landlord broom

~See Rider and Addendum


clean and in good condition and repair (ordinary wear and tear, damage by fire or casualty and repairs required to be made by Landlord only excepted) with all damages occasioned by Tenant's removal of Tenant s alterations, additions, fixtures or equipmentrepaired at Tenant's expense to Landlord's reasonable satisfaction.

ARTICLE 10

Compliance With Requirements

Section 10.01 - Legal Requirements. Tenant agrees, at its own expense, promptly to observe and comply with all Legal Requirements relating to it or the Premises. Tenant agrees to pay all costs, liabilities, losses, damages, fines, penalties, claims and demands, that may arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10.

Section 10.02 - Contests. Tenant has the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord (if legally required) or both (if legally required), without expense or liability to Landlord, the validity or application of any Legal Requirement. If compliance with the terms of any Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay compliance until the final determination of the proceeding.

Section 10.03 Environmental Legal Requirements. Except to the extent permitted under applicable Legal Requirements, Tenant agrees not to cause or permit any Hazardous Substances to be released on the Land or in the Building or into the air, or to be introduced into the sewage or other waste disposal system serving the Premises. Tenant agrees to generate, store or dispose of Hazardous Substances in the Premises or dispose of Hazardous Substances from the Premises to any other location only in compliance with all applicable Legal Requirements and to notify Landlord of any incident which would require the filing of a notice under any Legal Requirement. Tenant agrees to provide Landlord with such information required by Governmental Authorities as Landlord may reasonably request from time to time with respect to compliance with this Section.

ARTICLE ll

Covenant Against Liens

Section 11.01 - No Liens. Tenant agrees not to create any lien on the Premises, and to discharge any lien on the Premises, arising out of any act or omission by Tenant, including but not limited to any tax, mechanic's, laborer's or materialman's lien or lien arising under Massachusetts General Laws, Chapter 21E.

Section 11.02 - Discharge. If any lien is filed against the Premises as a result of any act or omission by Tenant, Tenant agrees to cause the lien to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, within sixty (60) days after (i) it is filed, or
(ii) final judgment In favor of the holder of the lien. If Tenant fails to cause the lien to be discharged, then, in addition to any remedies available to Landlord in case of an Event of Default, Landlord may, but is not obligated to, discharge the lien either by paying the amount claimed to be due or by procuring the discharge of the lien by deposit or by bonding proceedings. Any amount paid by Landlord and all costs incurred by Landlord in connection the removal of any lien will constitute Additional Rent and will be paid by Tenant to Landlord on demand wit~ interest as provided in Section 21.06.

ARTICLE 12

Access to Premises

Section 12.01 - Access. Landlord or Landlord's agents and designees will have the right, but not the obligation, to enter the Premises at all reasonable times during ordinary business hours, after reasonable notice except in the case of an emergency, to examine the Premises, to make necessary repairs and replacements and to exhibit the Premises to prospective purchasers, mortgagees, and, during the last six (6) months of the Lease Term, prospective tenants. Except in the case of an emergency, any Person entering the Premises under this Section 12.01 will be accompanied by a Person designated by Tenant, if Tenant requires.

ARTICLE 13

Assignment and Subletting: Occupancy Arrangements

Section 13.01 - Assignment and Subletting. Tenant agrees not to enter into any Occupancy Arrangement, either voluntarily or by operation of law, (other than with a Person who is affiliated with Tenant and for a period ending when and if such Person ceases to be affiliated with Tenant) without the prior written consent of Landlord. For purposes of this Article 13, a Person will be considered to be affiliated with Tenant if such Person, directly or indirectly, controls, is controlled by or is under~rommon control with Tenant.

Section 13.02 - Procedure. If Tenant intends to enter into an Occupancy Arrangement which reguires Landlord's consent, Tenant agrees to give Landlord notice of the name of (and a financial statement with respect to) the proposed occupant, the exact termS of the Arrangement and a precise description of the portion of the Premises intended to be subject to the Occupancy Arrangement. Within thirty (30) days after receipt of the notice, Landlord will (i) consent to the Occupancy Arrangement, or (ii) refuse to consent to the ~ccupancy Arrangement, or (iii) notify Tenant of Landlord's election to terminate this Lease with respect to so much of the Premises as is intended to be subject to the Occupancy Arrangement. If Landlord consents to the Occupancy Arrangement, Tenant agrees (i) to enter into the Arrangement on the exact terms described to Landlord within thirty (30) days after Landlord~s consent and to deliver to Landlord and to the holder of any first mortgage on the Building an executed original counterpart of the Occupancy Arrangement and (ii) to remain liable for the payment and performance of the provisions of this Lease. If Tenant enters into an Occupancy Arrangement, Tenant agrees to pay to Landlord when received the excess, if any, of amounts received in respect of the Occupancy Arrangement over the Rent. Any Occupancy Arrangement will expressly incorporate and be subject to the terms of this Lease, which terms will be binding on all parties to the Occupancy Arrangement. If Landlord consents to and Tenant does not enter into the Arrangement within the thirty (30) day period, such consent will be deemed revoked and Tenant will again comply with the terms of this Section. If Landlord elects to terminate this Lease with respect to that portion of the Premises to be subject to the Occupancy Arrangement, this Lease will terminate as of the date specified in the election, which date will be not less than thirty (30) days nor more than sixty (60) days after the date of the election; provided that Tenant may, at any time before the date of termination, withdraw its request for Landlord's consent to an Occupancy Arrangement. Such withdrawal by Tenant will nullify Landlord s election to terminate, and this Lease will remain in effect as if no election by Landlord had been made. If Landlord terminates this Lease, all Rent due will be ad~usted as of the day the Premises (or the portion affected by the termination) are redelivered to Landlord. Any portion of the Premises redelivered to Landlord will be in_the condition - specified in Section 9.07.

ARTICLE 14

Indemnity

Section 14.01 - Tenant's Indemnity. Tenant agree~s to indemnify Landlord against all claims, losses and expenses, including reasonable attorneys fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurrences:


(a) any act or omission on the Premises by Tenant or any Person other than Landlord, its agents, contractors, licensees or invitees;

(b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises; -

(c) any act or omission on the part of Tenant, or any of its agents, contractors, licensees or invitees, whether or not occurring on the Premises;

(d) any accident, injury or damage to any Person or property occurring in the Premises, not due to any act or omission of Landlord, its agents, contractors or licensees;

(e) any failure on the part of Tenant to -comply with any of its obligations under this Lease, whether or not such failure constitutes a Default or Event of Default;

(f) any untrue or misleading statement of a material fact or any misrepresentati~n of a material fact made in connection with the negotiation of this Lease; or

(g) any release or threat of release of Hazardous Substances by Tenant, or any of its agents, contractors, licensees or invitees, whether or not occurring on the Premises.

Section 14.02 - Claims by Landlord. If any proceeding is brought against Landlord arising out of any occurrence described in Section 14.01, upon notice from Landlord Tenant agrees, at its expense, to defend the proceeding using legal counsel reasonably satisfactory to Landlord or, if applicable, Tenant s insurer, provided that Tenant has not been prejudiced in any way by failure or delay on the part of Landlord to give Tenant prompt notice of the proceeding. If Tenant has supplied Landlord with insurance covering any of the risks described in Section 14.01, no claim may be made against Tenant unless the insurer fails or refuses to defend and/or pay all claims, losses and expenses incurred by Landlord. Notwithstanding the foregoing,landlord has the right to make claims, institute legal proceedings, or otherwise seek redress against Tenant before the expiration of any statute of limitations or other limitation on the time or manner in which Landlord may seek redress regardless of whether or not any insurer is responding.

Section 14.03 - Landlord's Liability. Except for its intentional acts or negligence or the intentional acts or negligence of its agents, contractors or licensees, Landlord will not be responsible or liable for any loss, damage or injury to the Premises or to any Person or property at any time on the Premises.


ARTICLE 15

Insurance

Section 15.01 - Tenant's Insurance. Tenant agrees to provide, at its expense, and to keep in force:

(a) Comprehensive general liability insurance against claims for personal injury, death and property damage occurring with respect to Tenant's occupancy of the Premises having primary combined single limit coverage of at least $1,000,000.00 for bodily injury and property damage.

(b) Casualty insurance against loss or damage to (i) all trade fixtures, inventory, furniture and equipment owned, controlled or in use by Tenant and situated on t~e Premises, (ii) all alterations and additions made by Tenant under Section 7.04 pending completion and (iii) all alterations and additions made by Tenant under Section 7.04 which Tenant is required to remove on the Lease Termination Date, under a socalled "All Risk'. policy in- an amount sufficient to replace the same without allowance for depreciation, if available, and if not, in the amount necessary to avoid the effect of co-insurance provisions under the applicable policies.

(c) Worker ts compensation insurance for all Tenantis employees working in the Premises in an amount sufficient to comply with Legal Requirements.

(d) Such greater limits and such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against in the case of buildings similarly situated and used.

Section 15.02 - General Insurance Provisions.

(a) All insurance provided for in Section 15.01 will be written as primary policies (without "contribution" or "solely in excess of coverage carried~by Lessort' provisions) and will be effected under valid and enforceable policies, issued by insurers of recognized responsibility authorized to write such insurance in Massachusetts and having a Best's financial rating of B or better. Not less than five (5) days before the Term Commencement Date, and thereafter not less than ten (10) days before the expiration dates of the expiring policies furnished under to Section 15.01, Tenant agrees to deliver to Landlord binders, certifica~es or other evidence of such insurance satisfactory to Landlord bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment.


(b) Nothing in this Article 15 will prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Premises. Any policy or policies of blanket insurance (i) will specify, or Tenant will furnish Landlord with a writt~n statement from the insurers specifying, the amounts of the total insurance allocated to the Premises, which amounts will not be less than the amounts required by Section 15.01 and will be sufficient to prevent any of the insureds from becoming a co insurer within the terms of the applicable policy or policies, (ii) will contain an "Agreed Amount" clause as to the Premises and (iii) will otherwise comply as to endorsements and coverage with the provisions of this Article.

(c) All policies of insurance provided for in   Section 15.01 will name
Landlord and Tenant as the insured, as their respective interests may appear, and also any mortgagee, when requested, as its interest may appear, except that Landlord and any such mortgagee will have no interest in the insurance on Tenant's personal property. Each such policy or certificate issued by the insurer will, to the extent obtainable, contain an agreement by the insurer that the insurance will not be cancelled without at least twenty (20) days prior written notice to Landlord and to any other named insureds. Landlord agrees not to carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

Section 15.03 - Landlord's Insurance. Landlord agrees to cause the Building to be insured for the benefit of Landlord and any mortgagee of Landlord, as their respective interests may appear, against loss or damage under a so-called "All Risk'. Policy in an amount equal to (i) the replacement value or (ii) the Amount necessary to avoid the effect of co-insurance provisions of the applicable policies. Landlord also agrees to maintain comprehensive form boiler insurance, rental value insurance and such other insurance against such perils and in such amounts as may be required by any mortgagee of Landlord or as Landlord may consider prudent. The cost of such insurance will be part of the Operating Expenses.



ARTICLE 16

Waiver of Subrogation

Section 16.01 - Waiver of Subrogation. If available, all insurance policies carried by either party covering the Premises will contain a clause or endorsement expressly waiving any right on the part of the insurer to make any claim against the other party. The parties agree to use their best efforts to insure that their policies will include such waiver clause or endorsement.

Section 16.02 - Waiver of Rights. Landlord and Tenant each waive all claims, causes of action and rights of recovery against the other and their respective partners, agents, officers and employees, for any damage to or destruction of persons, property or business which occurs on or about the Premises ana~results from any of the perils insured under any and all policies of insurance maintained by Landlord and Tenant, regardless of cause. This waiver includes the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but only to the extent of recovery, if any, under such policy or policies. This waiver will be void to the extent that any such insurance is invalidated by reason of this waiver.

ARTICLE 17

Damage or Destruction

Section 17.01 - Substantial Damage. If the Building is damaged by fire or other casualty, Tenant agrees to give prompt written notice to Landlord. If as a result of fire or other casualty, (i) the Building is so damaged that substantial alteration or reconstruction of the Building is, in Landlord's sole opinion, required, or (ii) any mortgagee of the Building requires that all or a substantial portion of insurance proceeds payable be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by giving notice to Tenant within sixty (60) days after the date of the damage. If, within sixty (60) days after the date of the damage, Landlord does not begin to restore the Building as provided in Section 17.02 or notify Tenant of its election to terminate this Lease, Tenant may terminate this Lease by giving notice to Landlord within ten (10) days after the expiration of the sixty (60) day period. If this Lease is terminated by Landlord or Tenant as provided in this Section 17.01, Rent will be abated as of the date of the damage.

Section 17.02 - Restoration. If Landlord does not terminate this Lease, as provided in Section 17.01, within sixty (60) days after the date of the damage, Landlord agrees to begin to restore the Building to substantially the same condition in which it was immediately before the damage, and, subject to Unavoidable Delays, to continue the restoration with reasonable diligence. Landlord will not be required to rebuild, repair, or replace (i) any part of Tenant's furniture, furnishings, fixtures or equipment, or (ii) any alterations and additions made by Tenant under - Section 7.04 which Tenant is required to remove on the Lease Termination Date. Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from the damage to or the repair of the Building, except that Landlord will allow Tenant a fair reduction of Rent to the extent the Premises are unfit for occupancy from the date of the occurrence of the damage to a date thirty (30) days after completion of Landlord's repairs.

ARTICLE 18

Eminent Domain

Section 18.01 - Total Takinq. If there is a Total Taking, then this Lease will terminate as of the earlier to occur of (i) the date when physical possession of the Land or the Building is taken by the condemning authority or (ii) the date when title vests in the condemning authority.

Section 18.02 - Partial Taking. If there is a Taking of the Premises which is not a Total Taking, Landlord may terminate this Lease by giving notice to Tenant within sixty (60) days after receiving notice of the Taking, in which event this Lease will terminate as of the earlier to occur of (i) the date when physical possession of such portion of the Premises is taken by the condemning authority or (ii) the date when title vests in the condemning authority. If this Lease is not terminated, Basic Rent will be abated from the date the Premises are rendered unfit for occupancy by an amount representing that part of the Basic Rent properly allocable to the portion of the Premises taken, and Landlord will, at Landlord's expense, restore the Premises to substantially their former condition to the extent that restoration, in Landlord~s judgment, may be feasible. Landlord's restoration work will not include any alterations and additions made by Tenant under the provisions of
Section 7.04 which Tenant is required to remove on the Lease Termination Date.

Section 18.03 - Awards and Proceeds. All proceeds payable in respect of a Taking will be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such awards and proceeds, provided that Tenant will be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only iF such a separate award will not diminish the amount of award or proceeds payable to Landlord.


ARTICLE 19

Quiet Enjoyment

Section 19.01 - Landlord's Covenant. Landlord covenants that it has good title to the Premises, subject to the Permitted Exceptions, and_that it has sufficient authority to enter into this Lease. Landlord also covenants that if Tenant pays the Rent and performs all of its obligations under this Lease, subject to the Permitted Exceptions, it will quietly have and enjoy the Premises during the Lease Term, without interference from any Person lawfully claiming under Landlord or by paramount title.

Section 19.02 - Subordination. This Lease is subordinate to any mortgage now or in the future on the Building and to each advance made under any such mortgage, and to all renewals, modifications, consolidations, replacements and extensions of such mortgage. This Section 19.02 is self-operative and no further instrument of subordination will be required, provided that before a future subordination is effective Landlord will cause the mortgagee to deliver to Tenant an agreement, binding upon itself and any successor in interest, to the effect that no foreclosure of the mortgage will disturb the possession of Tenant under this Lease so long as no Event of Default exists. In confirmation of such subordination, Tenant agrees to execute and deliver promptly any certificate that Landlord or any mortgagee may request. If any mortgagee succeeds to the interest of Landlord and agrees to recognize the interest of Tenant under this Lease, Tenant agrees to attorn to such mortgagee and to recognize such mortgagee as its Landlord.

Section 19.03 - Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant ts obligations under or to terminate this Lease, will result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant first gives written notice of Landlord's act or failure to act to Landlord's first mortgagee of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) the mortgagee, after receipt of such notice, fails or refuses to correct or cure the condition complained of within a reasonable time. Nothing contained in this Section 19.03 will be deemed to impose any obligation on any mortgagee to correct or cure any condition. ''Reasonable time" means a period of not less than thirty (30) Business Days and includes (but is not limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if the condition is determined to exist. Tenant has no obligation to give notice under this Section 19.03 until the mortgagee has given Tenant notice of its interest as such and the address to which notices under this Section 19.03 are to be sent.


Section 19.04 - Other Provisions Regarding Mortgagees. If this Lease or the Rent is assigned to a mortgagee as collateral security for any obligation, the mortgagee will not be deemed to have assumed any of Landlord~s obligations under this Lease solely as a result of the assignment. A mortgagee to whom this Lease has been assigned will be deemed to have assumed such obligations only if (i) by the terms of the assignment the mortgagee specifically elects to assum' the obligations, or (ii) the mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in substitution of foreclosure, or (c) taken possession of the Premises. Even if the mortgagee assumes the obligations of Landlord, the mortgagee will be liable for breaches of any of Landlord's obligations only to the extent the breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in substitution of foreclosure) or after entry, and the mortgagee will have no liability for any act or omission or for any obligations incurred by any prior Landlord, including liability with respect to any Security Deposit except to the extent actually received by such mortgagee.

ARTICLE 20

Defaults: Events of Default

Section 20.01 - Defaults. The following will (i) if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and (ii) if there are no such requirements or if such requirements have been met, constitute Events of Default:

(1) The failure of Tenant to pay Rent when due, and the continuation of such failure for a period of ten (10) days after notice from Landlord specifying the failure;

(2) The failure of Tenant to perform any of its obligations under this Lease, other than its obligation to pay Rent, and the continuation of such failure for a period of twenty (20) days after notice from Landlord specifying in reasonable detail the nature of such failure;

(3) The occurrence with respect to Tenant or any Guarantor of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of its property, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by i$, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against it under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors;


provided that if such petition or commencement is involuntarily made against it and is dismissed within sixty (60) days of the date of such filing or
commencement, such      events will not constitute an Event of Default; and
(4) The issuance of any execution or attachment against Tenant or any other occupant of the Premises as a result of which the ~remises are taken or occupied by a Person other than Tenant.

Section 20.02 - Tenant's Best Efforts. If the Default of which Landlord gives notice is of such a nature that it cannot be cured within twenty (20) days, then the Default will not be deemed to continue so long as Tenant, after receiving notice of the Default, begins to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the curing of the Default within a period of time which, under al1 prevailing circumstances, is reasonable. No Default will be deemed to continue so long as Tenant is acting to cure the Default in good faith or is delayed in or prevented from curing the Default by reason of Unavoidable Delays.

Section 20.03 - Elimination of Default. If any Default is cured as provided in this Lease, the Default will be deemed never to have occurred and Tenant's rights under this Lease will continue unaffected by the Default.

ARTICLE 21

Landlord's Remedies: Damages on Default

Section 21.01 - Landlord's Remedies. Landlord may, at its option:

(a) Whenever an Event of Default exists, give Tenant a      notice terminating
this Lease on a date specified in the notice, which date will be not less than three (3) Business Days after the date of receipt by Tenant of the notice. On the date specified in the notice, thi-s Lease and all rights of Tenant under this Lease will end without further notice or lapse of time, but Tenant will continue to be liable to Landlord as provided below.

(b) If an Event of Default results from Tenant's failure to pay a charge for Additional Services, without further notice to Tenant, discontinue any or all additional Services.

Section 21.02 - Possession. Upon any termination of this Lease as the result of an Event of Default, Tenant will quit and peacefully surrender the Premises to Landlord. Landlord may, at any time after any termination of this Lease and without further notice, enter the Premises and recover possession by summary proceedings or any other manner permitted by law, and may remove Tenant and all other Persons and property from the Premises and may hold the Premises and the right to receive all rental income from the Premises.

Section 21.03 - Right to Relet. At any time after termination of this Lease as a result of an Event of Default, Landlord may relet all or any part of the Premises in the name of Landlord or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine. Landlord will not be liable for failure to relet the Premises or for failure to collect any rent due upon any such reletting.

Section 21.04 - Survival of Covenants. Etc. If this Lease is terminated as provided in Section 21.01:

(a) The termination will not relieve Tenant of its obligations under this Lease which obligations will survive the termination. Tenant agrees to indemnify Landlord against all claims, losses and expenses arising out of the termination.

(b) At the time of the termination, Tenant agrees to pay to Landlord the Rent up to the date of termination. Tenant also agrees to pay to Landlord, on demand, as liquidated damages for Tenant's Default, the difference between

(1) the total Rent that would have been payable under this Lease by Tenant from the date of the termination until the Stated Expiration Date, less

(2) the fair and reasonable rental value of the Premises for the same period reduced by Landlord~s reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys fees, alteration costs, and expenses of preparation for such reletting.

(c) If all or any part of the Premises are relet by Landlord for any portion of the unexpired Lease Term, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon the reletting will be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises relet during the term of the reletting.


(d) Nothing contained in this Section 21.04 will limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of the difference referred to in clause (b) above.

Section 21.05 - Right to Equitable Relief. If a Default occurs, Landlord will be entitled to enjoin the Default and may invoke any remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

Section 21.06 - Right to Self Help: Interest On Overdue Rent. If an Event of Default occurs, Landlord has the righ~, but not the obligation, to enter the Premises and to perform any obligation of Tenant under this Lease notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease. In performing such obligation, Landlord may make any payment of money or perform any other act. The total of
(i) all sums paid by Landlord (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sums plus all Rent not paid when due and (iii) all expenses in connection with the performance of the obligation by Landlord, will be deemed to be Rent under this Lease and payable to Landlord on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

ARTICLE 22

Notices

Section 22.01 - Notices and Communications. All notices, demands, requests and other communications provided for or permitted under this Lease must be in writing, either delivered by hand or sent by courier or first class mail, postage prepaid, to the following addresses:

(a) if to Landlord at the address stated in Section 1.01, (or at such other address as Landlord designates in writing to Tenant) with a copy to such Persons as Landlord designates in writing to Tenant, or

(b) if to Tenant at the address stated in Section 1.01, (or at such other address as Tenant designates in writing to Landlord) with a copy to such Persons as Tenant designates in writing to Landlord.


Any communication provided for in this Lease will become effective only upon receipt by the Person to whom it is given, unless mailed by first-class, registered or certified mail, in which case it will be deemed to be received on (i) the third Business Day after being mailed or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of
(i) or (ii) is the earlier.

ARTICLE 23

Waivers

Section 23.01 - No Waivers. Failure of Landlord or Tenant to complain of any act or omission on the part of the other no matter how long the act or omission may continue, will not be deemed to be a waiver by either Landlord or Tenant of any of its rights under this Lease. No waiver by Landlord or Tenant at any time, expressed or implied, of the breach of any provision of this Lease will be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment will constitute an accord or satisfaction but will only be deemed a partial payment on account. None of Tenant's obligations under this Lease and no Default or Event of Default may be waived or modified except in writing by Landlord.

ARTICLE 24

Security Deposit

Section 24.01 - Security Deposit. Tenant has deposited with Landlord the Security Deposit in the amount, if any, stated in Section 1.01. Landlord will hold the Security Deposit as security for the payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord. Landlord will not be liable to Tenant for the payment of-interest. Landlord may expend such amounts from the Security Deposit as may be necessary to cure any Default or Event of Default and, in such case, Tenant agrees to pay to Landlord the amount expended, on demand. Landlord may assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord will have no liability to Tenant with respect to the Security Deposit. As soon as reasonably practicable after the Lease Termination Date, Landlord agrees (i) to inspect the Premises, (ii) to make such payments from the Security Deposit as may be required to cure any Default or Event of Default and (iii) if no Default or Event of Default exists, pay the balance of the Security Deposit to Tenant.


ARTICLE 25

General Provisions



Section 25.01 - Unavoidable Delays. If Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of Unavoidable Delays, then performance of the act will be excused for the period of the delay and the period for the performance of the act will be extended for a period equivalent to the period of the delay.

Section 25.02 - Estoppel Certificates. Within five (5) Business Days after receipt of a request from Landlord, Tenant agrees to deliver to any prospective purchaser, mortgagee or other Person specified in the request an estoppel certificate in such form as the purchaser, mortgagee or other Person may ~easonably prescribe. Each estoppel certificate will be (i) signed by a duly authorized representative of Tenant, (ii) delivered without charge to the party requesting it and (iii) binding as to its contents on Tenant.

Section 25.03 - Time of the Essence. Any provision of law or equity to the contrary notwithstanding, it is agreed that time is of the essence of this Lease.

Section 25.04 - Holding Over. If Tenant occupies the Premises after the Lease Termination Date without having entered into a new lease of the Premises with Landlord, Tenant will be a tenant-at-sufferance only, subject to all of the terms and provisions of this Lease at twice the then effective Basic Rent. Such a holding over, even if with the consent of Landlord, will not constitute an extension or renewal of this Lease.

Section 25.05 - Governinq Law. This Lease and the performance of its provisions will be governed and construed under the laws of the Commonwealth of Massachusetts.

Section 25.06 - Partial Invalidity. If any provision of this Lease or its application to any Person or circumstance is held to be invalid or unenforceable, the remainder~of this Lease, or the application of the provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Lease will be enforced to the fullest extent permitted by law.

Section 25.07 - Notice of Lease. The parties will at any time, at the request of either one, promptly execute duplicate originals of a statutory notice of lease, in recordable form, setting forth a description of the Premises, the Lease Term and any other terms of this Lease, excepting the rental provisions, as may be required by law or as either party may request.


Section 25.08 - Interpretation. The section headings used in this Lease are for reference and convenience only, and do not enter into the interpretation of this Lease. This Lease may be signed in several counterparts, each of which is an original, but all of which constitute a single instrument. The term ''Landlord'' means only the owner at the time of the Premises. Upon any sale of the Premises or the Building or any assignment (other than as collateral security for an obligation) of the interest of Landlord in this Lease, Landlord will be relieved of all liability under this Lease and its successor in interest and/or assign will be deemed to be Landlord so long as it owns the Building. The liability of Landlord under this Lease is limited to Landlord~s interest in the Premises.

Section 25.09 - Consents. Except for the consents of Landlord required under
Section 7.04 and Article 13, consents or approvals required or requested of either Landlord or Tenant shall not be unreasonably withheld or delayed.

Section 25.10 - Entire Agreement: Changes. All prior agreements between the parties are merged within this Lease, which alone fully states the entire understanding and agreement of the parties. This lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

Section 25.11 - Binding Effect. The provisions of this Lease are binding on and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns and any Person claiming under Tenant.


Section 25.12 - Table of Contents. The table of contents preceding this lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this lease.

EXECUTED as a sealed instrument as of the Date of Lease specified in Section
1.01.



LANDLORD:

By:
            John L. Shaunessy, Trustee of
            Consolidated Realty Trust

By:
            Ronald I. Fields, Trustee of
            Consolidated Realty Trust

TENANT:

ENVIROPLASTICS CORPORATION


By:
      President


By:
      Treasurer


EXHIBIT A

Description of the Land and Permitted Exceptions of Record

This Exhibit A is attached to and incorporated by reference into the Lease between Consolidated Realty Trust and EnviroPlastics Corporation.

A certain parcel of land in Auburn, Worcester County, Massachusetts, as shown on a plan recorded with the Worcester District Registry of Deeds in Plan Book 314, Plan 71, bounded and described as follows:

BEGINNING-at a point on the southeasterly side line of St. Mark Street at the most northerly corner of the-parcel to be described, said point being at the most westerly corner of land now or formerly of Crucible Center Co.;

THENCE      S 49( 28' 30" E by land now or formerly of Crucible Center Co., two hundred twenty-one and 8/100 (221.08) feet to a point;

THENCE      S 30( 05' 37" W by land now or formerly of Crucible   Center Co.,
one hundred seventy-nine (179) feet to a point;

THENCE      S 39( 25' 11" E by land now or formerly of Crucible Center Co., forty (40) feet to a point;

THENCE      S 50( 34' 49" W by land now or formerly of King, two  hundred fifty-six and 40/100 (256.40) feet to an iron pipe;

THENCE            S 50( 34' 27" W by land now or formerly of Steel Sales
Realty Corp., sixty-five and 70/100 (65.70) feet to a point;

THENCE      N 00( 30' 17" W by land now or formerly of United Structural
Steel, three hundred thirty-six and 85/100 (336.85) feet to a point on the s~utheasterly side line of St. Mark Street;

THENCE      by St. Mark Street in a northerly direction by a curve to the left with a radius of 60 feet, one hundred twenty-eight and 55/100 (128.55) feet to a point;

THENCE      by St. Mark Street in a northeasterly direction by a curve to the right with a radius of 20 feet, twentyeight and 93/100 (28.93) feet to a point;

THENCE      N 50( 22 40" E St. Mark Street, ninety and 33/100 (90.33) feet to a point;


THENCE      by St. Mark Street in a northeasterly direction by a curve to the left with a radius of 343.03 feet, thirty-one and 61/100 (31.61) feet to the point of beginning.

Containing 94,167 square feet, more or less.

SUBJECT to protective covenants recorded at Worcester District Registry of Deeds in Book 4852, Page 101.

SUBJECT to a ten (10) foot wide easement for the purpose of parking motor vehicles as recited in deed recorded in Book 10275, Page 179.

SUBJECT to a railroad right of way.


EXHIBIT B

LANDLORD' S WORK AND TENANT IMPROVEMENTS

This Exhibit B is attached to and incorporated by reference into the Lease between Consolidated Realty Trust and EnviroPlastics Corporation.

1. Landlord's Work. Landlord's Work referred to in Section 7.01 and the budget cost for each item includes all of the following:

(a) Bring in 480-volt, 2000-amp electrical service to a distribution panel in the Building. Budget Cost: $30,000.

(b) Install dock levelers and bumpers on five (5) loading docks. Budget Cost:
$8,750.

(c) Install dock covers on three (3) loading docks in the rear of the Building. Budget Cost: $5,000.

(d) Construct concrete silo pad (15'x45'x8") in the rear of the Building. Budget Cost: $2,329.

(e) Install energy efficient lighting in warehouse and manufacturing area. Budget Cost: $28,800.

(f) Install HVAC for laboratory, office and cafeteria and build out two vestibule air locks, office and cafeteria space according to Tenant's plans. Budget Cost: $46,031.25.

Tenant agrees to pay, or reimburse Landlord for, the amount by which the actual cost exceeds the budget cost for each item of Landlord's Work.


2. Tenant's Improvements. Landlord acknowledges approval of Tenant's plans for construction of the following Tenant Improvements which will be a part of the Building excluding "c" and "d" below.

(a) Floor drainage system

(b) Soundproof walls

(c) Water tower on roof of the Building

(d) Up to four silos on silo pad

(e) Internal separating walls


EXHIBIT C

RENT RIDER


This Exhibit C is attached to and incorporated by reference into the Lease between Consolidated Realty Trust and EnviroPlastics Corporation.

1. Basic Rent During Original Lease Term. Basic Rent during each Lease Year of the original Lease Term will be that amount determined by multiplying the Rentable Area of the Building (33,494 square feet) by the appropriate applicable rate per square foot, as follows:

First Lease Year - $4.50 per square foot
Second Lease Year - 35.00 per square foot
Third Lease Year - $5.50 per square foot
Fourth Lease Year - $6.00 per square foot
Fifth Lease Year - $6.50 per square foot

2. Basic Rent During Extended Term. Basic Rent for each Lease Year of the Extended Term, if any, will be an amount determined by multiplying Basic Rent for the previous Lease Year by a fraction, the numerator of which is the C.P.I. for the last month or other reporting period of the previous Lease Year and the denominator of which is the C.P.I. for the last month or other reporting period immediately preceding the Term Commencement Date. Basic Rent determined as provided in this paragraph 2 will in no event be less than Basic Rent for the preceding Lease Year and will be exclusive of (and in addition to) amounts due for Taxes and Operating Expenses. Landlord agrees to calculate adjustments to Basic Rent promptly after the appropriate C.P.I. is published and to give Tenant notice of the adjustment. If the adjustment to Basic Rent has not been calculated before the date on which Basic Rent is due, Tenant agrees to continue paying Basic Rent at the rate for the previous Lease Year and to pay the difference, if any, to Landlord on demand after receiving notice of the adjustment to Basic Rent. -

3. Change in C.P.I.: Substituted Index. As used in this Rent Rider, the term C.P.I." means "Consumer Price Index - All Urban Consumers (CPI-U)-U.S. City Average--All Items (1982-84 = 100) as published by the U.S. Department of Labor.

If the U.S. Department of Labor changes the base reference period for determining the C.P.I., the adjustment of Basic Rent will continue to be calculated with 1982-84 as the base reference period using such figures or conversion formulas as the U.S. Department of Labor may publish at the time the base reference period is changed. If publication of the C.P.I. is discontinued,


Landlord and Tenant agrees to accept comparable statistics on the cost of living as they are computed and published by a Governmental Authority or if such statistics are not published by a Governmental Authority, comparable statistics published by a responsible financial periodical of recognized authority selected by Landlord. If comparable statistics are used in place of the C.P.I., Landlord will make such reasonable revisions in the method of computation of Basic Rent as the circumstances may require to carry out the intent of this Rent Rider and will give Tenant notice of the revisions before using them.


EXHIBIT D

RIDER AND ADDENDUM

The Lease between Consolidated Realty Trust and EnviroPlastics Corporation to which this Rider and Addendum is attached is modified by incorporation of the following additional provisions:

1. Lessee's Deposits. Tenant agrees to pay to Landlord the sum of $12,560.25 upon the signing of this Lease and the same amount on or beYore June 1, 1991 as non-refundable consideration for Landlord's agreement to hold the Premises available for Tenant until July 1, 1991. If, without giving Landlord notice of its election to terminate this Lease, (i) Tenant fails to make the payment due on June 1, 1991, or (ii) Tenant fails to take occupancy of the Premises on or before July 1, 1991, or (iii) Tenant fails to begin performing its obligations under this Lease on or before July 1, 1991, Landlord may retain all amounts ~aid by Tenant and exercise any of its remedies contained in Article 21 of this Lease. Nothing will relieve Tenant of its obligations to make the payments due on signing this Lease and on June 1, 1991. However, if before July 1, 1991, Tenant, after making reasonable good faith efforts, does not have a commitment from outside sources for debt and/or equity investment in its capital of at least $675,000, Tenant may terminate this Lease by notice to Landlord given at any time before July 1, 1991. If Tenant occupies the Premises for the Permitted Use and begins performing its obligations under this Lease on or before July 1, 1991, on July 1, 1991, Tenant agrees to pay Landlord the Basic Rent and Additional Rent due for July plus an additional deposit of $14,879.50, which together with the amounts paid on signing this Lease and on June 1, 1991 will be held by Landlord as a Security Deposit under the provisions of Section 24.01.

2. Tenant's Rights in Premises. Tenant's rights in the Premises include the right to use the railroad spur track so long as that right has not been revoked by the owner of the track. Tenant agrees to pay all costs associated with the activation and use of the track.

3. Sale of Premises. Before making any agreement to sell the Premises, Landlord agrees to give Tenant notice and an opportunity to make an offer to purchase the Premises. The provisions of this paragraph are not to be construed as granting to Tenant any option, right of first refusal or right with respect to the Premises other than an opportunity to make an offer which Landlord is free to accept or reject.

4. Damage to Floor. If Tenant complies with the provisions of Section 9.04 by making reasonable efforts to dampen vibration from Tenant's machinery, upon redelivery as provided in Section 9.07, Tenant will not be obligated to repair damage to the floor of the building caused by the normal operation of Tenant's machinery.


GUARANTY OF LEASE

IN CONSIDERATION of One Dollar ($1.00) and other valuable consideration paid to FRANCO PREVID (''Guarantor.) by the Trustees of Consolidated Realty Trust ("Landlord'.), the receipt and sufficiency of which is acknowledged, the Guarantor unconditionally guaranties to Landlord (a) payment of the Rent, as that term is defined in the lease (the "Lease") from Landlord to EnviroPlastics Corporation ("Tenant") and (b) the performance of all obligations to be performed or observed by Tenant under the Lease, provided that the liability of the Guarantor is limited to obligations of Tenant arising before January 1, 1992 and will not apply with respect to any Rent or other obligations under the Lease arising after December 31, 1991. The Guarantor waives notice of all Defaults and Events of Default (as defined in the Lease) and of all extensions and indulgences granted by Landlord to Tenant. The Guarantor agrees (i) that a waiver by Landlord at any time of any of its rights against Tenant arising out of a Default under the Lease, (ii) that any extensions or indulgences granted by Landlord to Tenant, (iii) that any subletting, assignment or other transfer of the Lease or any interest in the Lease and (iv) that subordination of the Lease to any-mortgage, will not modify or release the obligations of the Guarantor under this Guaranty. The Guarantor's liability under this Guaranty will not be affected or impaired by the acceptance by Landlord of any security for or other guarantors of the obligations under the Lease, or by any failure or neglect on the part of Landlord to enforce against Tenant, any other Guarantor or any collateral, any of the obligations guarantied by the Guarantor. Landlord has the exclusive right to determine how, when and what application of payments and credits, if any, is to be made with respect to the obligations guarantied by this Guaranty. In order to hold the Guarantor liable under this Guaranty, Landlord will have no obligation to proceed against Tenant or any other Guarantor, their respective property or assets, or to resort to any collateral, security, property or other rights or remedies, provided that the liability of the Guarantor under this Guaranty will not exceed twenty-five percent (25%) of the total obligations under the Lease which are covered by this Guaranty.

No act or omission on the part of Landlord will impair the rights of Landlord or the obligations of the Guarantor under this guaranty.

This Guaranty is binding upon the Guarantor, his executors, administrators, heirs and assigns, and is for the benefit of Landlord, its successors and assigns.

EXECUTED under seal this 28th day of May, 1991.


                        //S/
      ____________________________________
      Franco Previd

COMMONWEALTH OF NASSACHUSETTS

Worcester, SS           May 28, 1991

Then personally appeared the above-named Franco Previd and acknowledged the foregoing instrument to be his free act and deed, before

            //S/
            __________________________________
            Notary Public
            My Commission Expires:

                  Nancy W. Reifenstein, Justice of the Peace
                  My Commission Expires February 22, 1996


GUARANTY OF LEASE

IN CONSIDERATION of One Dollar ($1.00) and other valuable consideration paid to BRUCE A. FORTIN (''Guarantor.) by the Trustees of Consolidated Realty Trust ("Landlord'.), the receipt and sufficiency of which is acknowledged, the Guarantor unconditionally guaranties to Landlord (a) payment of the Rent, as that term is defined in the lease (the "Lease") from Landlord to EnviroPlastics Corporation ("Tenant") and (b) the performance of all obligations to be performed or observed by Tenant under the Lease, provided that the liability of the Guarantor is limited to obligations of Tenant arising before January 1, 1992 and will not apply with respect to any Rent or other obligations under the Lease arising after December 31, 1991. The Guarantor waives notice of all Defaults and Events of Default (as defined in the Lease) and of all extensions and indulgences granted by Landlord to Tenant. The Guarantor agrees (i) that a waiver by Landlord at any time of any of its rights against Tenant arising out of a Default under the Lease, (ii) that any extensions or indulgences granted by Landlord to Tenant, (iii) that any subletting, assignment or other transfer of the Lease or any interest in the Lease and (iv) that subordination of the Lease to any-mortgage, will not modify or release the obligations of the Guarantor under this Guaranty. The Guarantor's liability under this Guaranty will not be affected or impaired by the acceptance by Landlord of any security for or other guarantors of the obligations under the Lease, or by any failure or neglect on the part of Landlord to enforce against Tenant, any other Guarantor or any collateral, any of the obligations guarantied by the Guarantor. Landlord has the exclusive right to determine how, when and what application of payments and credits, if any, is to be made with respect to the obligations guarantied by this Guaranty. In order to hold the Guarantor liable under this Guaranty, Landlord will have no obligation to proceed against Tenant or any other Guarantor, their respective property or assets, or to resort to any collateral, security, property or other rights or remedies, provided that the liability of the Guarantor under this Guaranty will not exceed twenty-five percent (25%) of the total obligations under the Lease which are covered by this Guaranty.

No act or omission on the part of Landlord will impair the rights of Landlord or the obligations of the Guarantor under this guaranty.

This Guaranty is binding upon the Guarantor, his executors, administrators, heirs and assigns, and is for the benefit of Landlord, its successors and assigns.

EXECUTED under seal this 24th day of May, 1991.


                        //S/
      ____________________________________
      Bruce A. Fortin

COMMONWEALTH OF NASSACHUSETTS

Worcester, SS           May 24, 1991

Then personally appeared the above-named Bruce A. Fortin and acknowledged the foregoing instrument to be his free act and deed, before

            //S/John J. Geblin
            __________________________________
            Notary Public
            My Commission Expires: 4-04-97



GUARANTY OF LEASE

IN CONSIDERATION of One Dollar ($1.00) and other valuable consideration paid to THOMAS WHITCOMB (''Guarantor.) by the Trustees of Consolidated Realty Trust ("Landlord'.), the receipt and sufficiency of which is acknowledged, the Guarantor unconditionally guaranties to Landlord (a) payment of the Rent, as that term is defined in the lease (the "Lease") from Landlord to EnviroPlastics Corporation ("Tenant") and (b) the performance of all obligations to be performed or observed by Tenant under the Lease, provided that the liability of the Guarantor is limited to obligations of Tenant arising before January 1, 1992 and will not apply with respect to any Rent or other obligations under the Lease arising after December 31, 1991. The Guarantor waives notice of all Defaults and Events of Default (as defined in the Lease) and of all extensions and indulgences granted by Landlord to Tenant. The Guarantor agrees (i) that a waiver by Landlord at any time of any of its rights against Tenant arising out of a Default under the Lease, (ii) that any extensions or indulgences granted by Landlord to Tenant, (iii) that any subletting, assignment or other transfer of the Lease or any interest in the Lease and (iv) that subordination of the Lease to any-mortgage, will not modify or release the obligations of the Guarantor under this Guaranty. The Guarantor's liability under this Guaranty will not be affected or impaired by the acceptance by Landlord of any security for or other guarantors of the obligations under the Lease, or by any failure or neglect on the part of Landlord to enforce against Tenant, any other Guarantor or any collateral, any of the obligations guarantied by the Guarantor. Landlord has the exclusive right to determine how, when and what application of payments and credits, if any, is to be made with respect to the obligations guarantied by this Guaranty. In order to hold the Guarantor liable under this Guaranty, Landlord will have no obligation to proceed against Tenant or any other Guarantor, their respective property or assets, or to resort to any collateral, security, property or other rights or remedies, provided that the liability of the Guarantor under this Guaranty will not exceed twenty-five percent (25%) of the total obligations under the Lease which are covered by this Guaranty.

No act or omission on the part of Landlord will impair the rights of Landlord or the obligations of the Guarantor under this guaranty.

This Guaranty is binding upon the Guarantor, his executors, administrators, heirs and assigns, and is for the benefit of Landlord, its successors and assigns.

EXECUTED under seal this 24th day of May, 1991.


                        //S/
      ____________________________________
      Thomas Whitcomb

COMMONWEALTH OF NASSACHUSETTS

Worcester, SS           May 24, 1991

Then personally appeared the above-named Franco Previd and acknowledged the foregoing instrument to be his free act and deed, before

            //S/John J. Geblin
            __________________________________
            Notary Public
            My Commission Expires: 4-04-97



GUARANTY OF LEASE

IN CONSIDERATION of One Dollar ($1.00) and other valuable consideration paid to HENRY P. LISCIOTTI, JR. (''Guarantor.) by the Trustees of Consolidated Realty Trust ("Landlord'.), the receipt and sufficiency of which is acknowledged, the Guarantor unconditionally guaranties to Landlord (a) payment of the Rent, as that term is defined in the lease (the "Lease") from Landlord to EnviroPlastics Corporation ("Tenant") and (b) the performance of all obligations to be performed or observed by Tenant under the Lease, provided that the liability of the Guarantor is limited to obligations of Tenant arising before January 1, 1992 and will not apply with respect to any Rent or other obligations under the Lease arising after December 31, 1991. The Guarantor waives notice of all Defaults and Events of Default (as defined in the Lease) and of all extensions and indulgences granted by Landlord to Tenant. The Guarantor agrees (i) that a waiver by Landlord at any time of any of its rights against Tenant arising out of a Default under the Lease, (ii) that any extensions or indulgences granted by Landlord to Tenant, (iii) that any subletting, assignment or other transfer of the Lease or any interest in the Lease and (iv) that subordination of the Lease to any-mortgage, will not modify or release the obligations of the Guarantor under this Guaranty. The Guarantor's liability under this Guaranty will not be affected or impaired by the acceptance by Landlord of any security for or other guarantors of the obligations under the Lease, or by any failure or neglect on the part of Landlord to enforce against Tenant, any other Guarantor or any collateral, any of the obligations guarantied by the Guarantor. Landlord has the exclusive right to determine how, when and what application of payments and credits, if any, is to be made with respect to the obligations guarantied by this Guaranty. In order to hold the Guarantor liable under this Guaranty, Landlord will have no obligation to proceed against Tenant or any other Guarantor, their respective property or assets, or to resort to any collateral, security, property or other rights or remedies, provided that the liability of the Guarantor under this Guaranty will not exceed twenty-five percent (25%) of the total obligations under the Lease which are covered by this Guaranty.

No act or omission on the part of Landlord will impair the rights of Landlord or the obligations of the Guarantor under this guaranty.

This Guaranty is binding upon the Guarantor, his executors, administrators, heirs and assigns, and is for the benefit of Landlord, its successors and assigns.

EXECUTED under seal this 28th day of May, 1991.


                        //S/
      ____________________________________
      Henry P. Lisciotti, Jr.

COMMONWEALTH OF NASSACHUSETTS

Worcester, SS           May 24, 1991

Then personally appeared the above-named Franco Previd and acknowledged the foregoing instrument to be his free act and deed, before

            //S/
            __________________________________
            Notary Public     Cheryl D. L'Homme
            My Commission Expires:My Commission Expires July 27, 2015